Exhibit 99.1

Plug Power Reports Strong Q1 2026 Results with 22% Revenue Growth and 71% Margin Improvement Year over Year

SLINGERLANDS, N.Y., May 11, 2026 — Plug Power Inc., a global leader in hydrogen solutions, today reported results for the first quarter of 2026, delivering strong revenue growth, meaningful margin improvement, and continued progress toward profitability.

The Company exceeded its expectations on revenue and delivered its margin and EPS targets for the quarter. This performance reflects disciplined execution across Plug’s integrated hydrogen platform, improving unit economics, and continued demand across core markets.

Q1 2026 Financial Highlights

•	Revenue increased 22% year-over-year to $163.5 million, reflecting growth across material handling and electrolyzer businesses

•	GAAP gross margin improved to (13%) from (55%) in the prior-year period, representing a 71% improvement in overall margin and a 42 percentage point improvement in the margin rate year-over-year, driven by sales growth, cost optimization, improved service execution, and fuel sourcing efficiencies

•	Q1 2026 GAAP EPS was ($0.18), inclusive of approximately $140 million primarily associated with non-cash charges related to adjustments in convertible debt and warrant valuations stemming from changes in the stock market and the Company’s stock price escalation; Q1 2025 GAAP EPS was ($0.21)

•	Adjusted EPS improved to ($0.08) for Q1 2026 from ($0.17) in Q1 2025, excluding the impact of certain non-cash charges; see the reconciliation below

“Our first quarter results reflect strong commercial execution and continued progress improving the underlying economics of the business and positions us to achieve our EBITDAS positive target in Q4 2026,” said Jose Luis Crespo, Chief Executive Officer of Plug. “We exceeded internal expectations on revenue, delivered on our margin and EPS targets, and continue to strengthen our financial position. Our focus remains on execution and growth, driving efficiency, expanding margins, and converting our scale into consistent financial performance.”

Commercial Business Update

Material Handling (GenDrive Fuel Cells and GenFuel Systems)

•	Expansion with existing customer sites, including Amazon and Walmart, and continued new business development

•	Record service performance, with GenDrive per-unit quarterly service costs down over 30% year-over-year, contributing to margin improvement

•	Ongoing demand supported by productivity gains, reliability improvements, and reduced grid dependence

Electrolyzer Solutions (GenEco)

•	More than 320 MW of electrolyzer capacity deployed globally

•	Over $8 billion project pipeline across industrial and energy applications

•	Execution on key projects:

○	100 MW system with Galp Energia (Portugal)

○	25 MW system with Iberdrola and BP (Spain)

•	New and advancing opportunities:

○	275 MW award of Front-End Engineering Design with Hy2gen (Québec, Canada)

○	Continued progress with Allied Green Ammonia, including advancement with the Uzbekistan government on a binding tax incentive agreement and the memorandum of understanding (MOU) with Uzbekistan Airports for SAF and e-SAF initiatives, two key steps toward final investment decision (FID)

Hydrogen Production

•	Hydrogen fuel sales increased by 22% for Q1 2026 in relation to Q1 2025, driven by customer growth, increasing prices, and reduced customer warrant charges

•	Hydrogen fuel margin rate improved by 54 percentage points in Q1 2026 versus Q1 2025, stemming from greater leverage on Plug’s hydrogen network with higher volumes, reduced third-party sourcing costs, and efforts to improve network efficiency

•	Volume is one of the key drivers to improve margins on hydrogen fuel sales as it provides even greater leverage on the Company’s production facilities’ fixed overhead costs. The Company continues to scale new customer sites and utilization for existing sites.

•	Plug’s production facilities in Georgia, Tennessee, and Louisiana provide approximately 40 TPD in total capacity supporting both internal demand and broader commercial opportunities

Liquidity and Capital Position

•	Ended the quarter with over $802 million in total cash, including $223 million in unrestricted cash and approximately $579 million of restricted cash, which is expected to release ~$50 million per quarter over the next few years

•	Anticipated proceeds of approximately $275 million from hydrogen project asset monetization initiatives, including the previously announced agreement with Stream Data Centers. At this time, the first transaction for approximately $142 million is expected to close in June.

•	Expected sale of an investment tax credit associated with the St. Gabriel, Louisiana joint venture hydrogen liquefier for $39.2 million, currently targeted to close by the end of May 2026

•	Cash usage tracking modestly better than the Company’s internal plan; sequential improvement in cash usage is expected over the balance of 2026, with positive EBITDAS targeted in Q4 2026

Positioned for Long-Term Value Creation

Plug continues to execute against a clear set of priorities: margin expansion, disciplined capital deployment, and conversion of its project pipeline into profitable growth. The Company remains focused on achieving positive EBITDAS in the fourth quarter of 2026. Operating at the center of the global energy transition, Plug has built a scaled platform spanning hydrogen production, delivery, and end-use applications. Its integrated hydrogen ecosystem remains a key differentiator, which management believes will drive increased revenue visibility, improved asset utilization, and expanding margins as the platform continues to scale.

Earnings Call Details

Management will host a conference call to discuss results and business outlook.

•	Date: May 11, 2026

•	Time: 4:30 PM ET

•	Toll-free: 877-407-9221 / +1 201-689-8597

•	Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1760125&tp_key=6963e219ef

A live webcast will be available on the Plug Investor Relations website at www.ir.plugpower.com, and a playback will remain available online following the call.

About Plug Power

Plug designs, builds, and operates a fully integrated hydrogen ecosystem spanning production, storage, delivery, and power generation, enabling the global hydrogen economy. A first mover in the industry, Plug delivers electrolyzers, fuel cells, and hydrogen production plants to customers across material handling, industrial applications, and energy markets, advancing energy resilience and industrial decarbonization.

Plug’s GenEco electrolyzers span five continents, and the Company has more than 74,000 GenDrive fuel cell systems and 280+ hydrogen-powered material handling sites deployed to date. Plug also operates its own hydrogen generation network to ensure a reliable, domestically produced supply, with production facilities currently operational in Georgia, Tennessee, and Louisiana, representing a combined capacity of approximately 40 tons per day.

With employees and state-of-the-art manufacturing facilities around the world, Plug serves global leaders including Walmart, Amazon, Home Depot, BMW, and BP.

For more information, visit www.plugpower.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company's expectations, beliefs, plans, projections, and anticipated results of operations, including statements regarding anticipated financial results, targets, and objectives for future periods, cash usage, liquidity, asset monetization initiatives and the timing of such closings, hydrogen production capacity and utilization, project pipeline opportunities, electrolyzer deployments, anticipated benefits of “Project Quantum Leap,” and the Company’s ability to achieve positive EBITDAS in the fourth quarter of 2026. Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to: the Company’s ability to achieve anticipated cost reductions and operational efficiencies; the Company’s ability to improve margins and manage cash usage; the Company’s ability to successfully execute its hydrogen production, liquefaction, and logistics strategy; the availability, timing, and cost of hydrogen supply and production inputs; the Company’s ability to complete asset monetization transactions on anticipated terms or timelines; the Company’s ability to close or realize anticipated proceeds from investment tax credit transactions; the Company’s ability to execute on its electrolyzer project pipeline and convert opportunities into revenue-generating projects; delays or disruptions in project development, permitting, construction, or commissioning; the availability of financing or capital; changes in customer demand, including within the material handling and energy markets; competitive pressures; changes in government policies, incentives, or regulations; macroeconomic conditions; and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this press release speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$223,189	$368,540
Restricted cash	183,685	186,746
Accounts receivable, net of allowance of $44,980 as of March 31, 2026 and $46,805 as of December 31, 2025	106,511	134,758
Inventory, net	516,153	520,968
Contract assets	105,099	105,268
Prepaid expenses, tax credits, and other current assets	140,148	93,988
Total current assets	1,274,785	1,410,268

Restricted cash	395,140	438,698
Property, plant, and equipment, net	240,499	281,001
Right of use assets related to finance leases, net	39,065	44,852
Right of use assets related to operating leases, net	170,193	182,206
Equipment related to power purchase agreements and fuel delivered to customers, net	133,788	122,926
Contract assets	24,312	24,137
Intangible assets, net	28,231	29,228
Investments in non-consolidated entities and non-marketable securities	45,612	46,909
Other assets	16,559	14,343
Total assets	$2,368,184	$2,594,568

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$144,251	$168,744
Accrued expenses	113,068	128,010
Deferred revenue and other contract liabilities	68,508	66,742
Operating lease liabilities	63,181	70,407
Finance lease liabilities	10,098	10,934
Finance obligations	66,374	76,160
Current portion of convertible debt instruments, net	2,495	2,583
Current portion of long-term debt	439	626
Contingent consideration, loss accrual for service contracts, and other current liabilities (of which $601 was measured at fair value as of March 31, 2026 and $4,871 was measured at fair value as of December 31, 2025)	72,292	86,382
Total current liabilities	540,706	610,588

Deferred revenue and other contract liabilities	29,615	34,203
Operating lease liabilities	175,277	194,709
Finance lease liabilities	14,750	17,627
Finance obligations	173,531	191,806
Warrant liabilities	106,963	52,323
Convertible debt instruments, net	502,770	431,014
Long-term debt	1,258	1,306
Contingent consideration, loss accrual for service contracts, and other liabilities (of which $7,185 was measured at fair value as of March 31, 2026 and $6,906 was measured at fair value as of December 31, 2025)	49,425	57,678
Total liabilities	1,594,295	1,591,254

Stockholders’ equity:
Common stock, $.01 par value per share; 3,000,000,000 shares authorized as of March 31, 2026 and 1,500,000,000 shares authorized as of December 31, 2025; Issued (including shares in treasury): 1,395,643,390 as of March 31, 2026 and 1,394,241,538 as of December 31, 2025	13,957	13,943
Additional paid-in capital	9,206,736	9,186,314
Accumulated other comprehensive income	3,442	6,796
Accumulated deficit	(8,471,343)	(8,226,039)
Less common stock in treasury: 987,495 as of March 31, 2026 and 970,588 as of December 31, 2025	(2,982)	(2,945)
Total Plug Power Inc. stockholders’ equity	749,810	978,069
Non-controlling interest	24,079	25,245
Total stockholders’ equity	773,889	1,003,314
Total liabilities and stockholders’ equity	$2,368,184	$2,594,568

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Net revenue:
Sales of equipment, related infrastructure and other	$79,022	$63,506
Services performed on fuel cell systems and related infrastructure	21,970	16,874
Power purchase agreements	26,290	23,210
Fuel delivered to customers and related equipment	35,795	29,457
Other	436	627
Net revenue	163,513	133,674
Cost of revenue:
Sales of equipment, related infrastructure and other	85,327	74,556
Services performed on fuel cell systems and related infrastructure	14,421	14,462
(Benefit)/provision for loss contracts related to service	(7,814)	8,888
Power purchase agreements	40,148	49,932
Fuel delivered to customers and related equipment	52,892	59,354
Other	146	343
Total cost of revenue	185,120	207,535

Gross loss	(21,607)	(73,861)

Operating expenses:
Research and development	12,113	17,357
Selling, general and administrative	70,208	80,839
Restructuring	1,425	17,154
Impairment	3,856	1,064
Change in fair value of contingent consideration	280	(11,819)
Total operating expenses	87,882	104,595

Operating loss	(109,489)	(178,456)

Interest income	3,845	5,153
Interest expense	(17,351)	(11,486)
Other income, net	1,086	1,290
Gain/(loss) on extinguishment of convertible debt instruments and finance obligations	1,805	(3,652)
Change in fair value of convertible debt instruments	(70,782)	(7,338)
Change in fair value of warrant liabilities	(54,640)	—
Loss on equity method investments	(470)	(2,370)

Loss before income taxes	$(245,996)	$(196,859)

Income tax expense	(41)	—

Net loss	$(246,037)	$(196,859)

Net loss attributable to non-controlling interest	(733)	(203)

Net loss attributable to Plug Power Inc.	$(245,304)	$(196,656)

Net loss per share attributable to Plug Power Inc.:
Basic and diluted	$(0.18)	$(0.21)

Weighted average number of common stock outstanding	1,389,672,378	945,767,987

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Operating activities
Net loss	$(246,037)	$(196,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of long-lived assets	6,312	12,134
Amortization of intangible assets	908	2,007
Lower of cost or net realizable value inventory adjustments and provision for excess and obsolete inventory	7,271	8,262
Stock-based compensation	13,938	11,087
(Gain)/loss on extinguishment of convertible debt instruments and finance obligations	(1,805)	3,652
Provision for losses on accounts receivable	2,394	40
Amortization of discount/(premium) of debt issuance costs on convertible debt instruments and long-term debt	997	(320)
Provision for common stock warrants	4,561	9,124
Impairment	3,856	1,064
Recovery on service contracts	(14,685)	(2,937)
Change in fair value of contingent consideration	280	(11,819)
Change in fair value of convertible debt instruments	70,782	7,338
Change in fair value of warrant liabilities	54,640	-
Loss on equity method investments	470	2,370
Changes in operating assets and liabilities that provide/(use) cash:
Accounts receivable	25,853	12,251
Inventory	(6,860)	(18,357)
Contract assets	1,561	580
Prepaid expenses and other assets	(9,337)	40,576
Accounts payable, accrued expenses, and other liabilities	(43,343)	47,578
Payments of contingent consideration	(1,918)	(6,024)
Payments of operating lease liabilities, net	(17,523)	(5,618)
Deferred revenue and other contract liabilities	(2,356)	(21,697)
Net cash used in operating activities	(150,041)	(105,568)

Investing activities
Purchases of property, plant and equipment	(2,407)	(40,451)
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(5,707)	(5,608)
Cash paid for non-consolidated entities and non-marketable securities	(367)	(514)
Net cash used in investing activities	(8,481)	(46,573)

Financing activities
Payments of contingent consideration	(2,330)	-
Proceeds from public and private offerings, net of transaction costs	-	276,053
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(37)	(49)
Proceeds from exercise of stock options	90	-
Contributions by non-controlling interest	300	-
Principal payments on convertible debt instruments	-	(45,000)
Premium on principal of convertible debt instruments settled in cash	-	(1,238)
Principal payments on long-term debt	(346)	(344)
Cash paid for capitalized closing fees related to DOE loan guarantee	-	(12,817)
Principal repayments of finance obligations and finance leases	(29,419)	(23,373)
Net cash (used in)/provided by financing activities	(31,742)	193,232
Effect of exchange rate changes on cash	(1,706)	(5,189)
(Decrease)/increase in cash and cash equivalents	(145,351)	90,151
Decrease in restricted cash	(46,619)	(54,249)
Cash, cash equivalents, and restricted cash beginning of period	993,984	1,040,709
Cash, cash equivalents, and restricted cash end of period	$802,014	$1,076,611

Plug Power Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Reconciliation of net loss attributable to Plug Power Inc. and adjusted net loss attributable to Plug Power Inc. (Non-GAAP):
Net loss attributable to Plug Power Inc. (GAAP):	$(245,304)	$(196,656)
Adjustments, net of estimated tax effect:
Impairment	3,856	1,064
Restructuring, legal accruals, write-off of various loans receivable, bad debt and supplier contract modification	4,819	24,971
Change in fair value of contingent consideration	280	(11,819)
Lower of cost or net realizable value inventory adjustments, and provision for excess and obsolete inventory	7,271	8,262
Losses on extinguishment and changes in fair value of convertible debt instruments, finance obligations and warrant liabilities, net	123,617	10,990
Adjusted net loss attributable to Plug Power Inc. (Non-GAAP):	$(105,461)	$(163,188)

Adjusted basic and diluted net loss per share attributable to Plug Power Inc. (Non-GAAP):	$(0.08)	$(0.17)

Weighted average number of common stock outstanding	1,389,672,378	945,767,987

Explanatory Notes on Use of Non-GAAP Measures

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used adjusted basic and diluted net loss per share attributable to Plug Power Inc., which are non-GAAP performance-based measures. These non-GAAP measures are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s economic performance year over year. In addition, the Company believes these non-GAAP financial measures improve understanding of comparable information from past reports of financial results.

Adjusted basic and diluted net loss per share attributable to Plug Power Inc. should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. Adjusted basic and diluted net loss per share attributable to Plug Power Inc. is defined as the basic and diluted attributable to Plug Power Inc. adjusted for, when applicable, impairment,  restructuring, legal accruals, write-off of various loans receivable and bad debt, change in fair value of contingent consideration,  losses on extinguishment and changes in fair value of convertible debt instruments, finance obligations and warrant liabilities, net, supplier contract modifications, lower of cost or net realizable value inventory adjustments, and provision for excess and obsolete inventory, and product warranty expense, net of the estimated tax effect of these adjustments and any anticipated tax valuation adjustments. The adjustments made to the basic and diluted earnings per share have no income tax effect in light of the Company’s full valuation allowance recorded on their deferred tax assets. While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s unaudited condensed consolidated financial statements prepared in accordance with GAAP.

In addition, the Company’s EBITDAS-positive target for Q4 2026 is a forward-looking non-GAAP financial measure that cannot be reconciled to the most directly comparable GAAP measure, net income (loss), without unreasonable effort. The Company defines EBITDAS as earnings before interest, income tax, depreciation, amortization and share-based expense. This is because the Company is not able to forecast with reasonable accuracy certain items required for such reconciliation, including interest expense associated with financial arrangements, income taxes, and other non-cash or infrequent charges. These items are inherently uncertain, depend on future events outside of management’s control, and could materially affect the Company’s GAAP results. The Company provides this target to give investors insight into the direction of its operational objectives rather than as a prediction of GAAP earnings.